UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2011

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Game Trading Technologies, Inc., (the “Company”) and its wholly owned subsidiary, Gamers Factory, Inc. (“Gamers” and collectively with the Company, the “Borrower”), previously entered into an amended and restated loan agreement, dated November 23, 2010 (the “Amended Loan Agreement”), as amended on January 28, 2011  (the “First Amendment”) and as amended on May 12, 2011 (the "Second Amendment" and together with the Amended Loan Agreement and the First Amendment, the “Loan Agreement”) with Bank of America, N.A (the “Bank”).

On June 24, 2011, the Borrower received a letter dated June 23, 2011 from Bank pursuant to which the Bank anticipates (and the Company has acknowledged) that the Borrower will fail to comply with the financial covenants set forth in the Loan Agreement for the period tested as of June 30, 2011 because Borrower will not achieve, for the period tested as of June 30, 2011, either the Funded Debt to EBITDA Ratio (as defined in the Loan Agreement) required by Section 8.3 of the Loan Agreement or the Basic Fixed Charge Coverage Ratio (as defined in the Loan Agreement) required by Section 8.4 of the Loan Agreement. As a result, the Bank informed the Company that this constitutes an event of default under Section 9.14 of the Loan Agreement (the “Existing Default”) and other events of default may also exist and are not waived under the Loan Agreement (together with the Existing Default, the “Events of Default”).

As a result of the occurrence of the Events of Default, effective immediately, the Bank will stop making any additional credit available to the Borrower and will not make any additional advances under the Line of Credit (as defined in the Loan Agreement). All availability under the Line of Credit (as defined in the Loan Agreement)  will be terminated immediately and the Bank reserved its right to collect any applicable default rate of interest, as provided under the Loan Agreement. In addition, the Borrower will continue to incur fees and costs in connection with the Events of Default and the Line of Credit (as defined in the Loan Agreement), all of which shall be the Borrower's responsibility. Furthermore, the Bank specifically reserved the right under the Loan Agreement, from time to time without notice, to declare any and all Obligations (as defined in the Loan Agreement) to be immediately due and payable.

While the Borrower and Bank has commenced certain negotiations concerning the Loan Agreement and the Events of Default, there can be no assurance that the Borrower and Bank will come to any agreement (either oral or written) regarding repayment, waiver and/or modification of the Loan Agreement and/or the Events of Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: June 29, 2011	By:	/s/ Richard Leimbach
Richard Leimbach
Chief Financial Officer

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